SECRETARY OF STATE STATE OF NEVADA

CORPORATE CHARTER

I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that GIVEMEPOWER, CORPORATION did on June 7, 2001 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provision required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on June 8, 2001.

/S/ DEAN HELLER

Secretary of State

By     /S/

Certification Clerk

DEAN HELLER                                          FILED # C15144-2001

Secretary of State                                       JUN 07 2001

101 North Carson Street, Suite 3                                                      IN THE OFFICE OF Carson City, Nevada 89701-4786                                                                  DEAN HELLER

                         DEAN HELLER SECRETARY OF STATE

Articles of Incorporation (PURSUANT TO NRS 78)

1.  Name of Corporation:   GiveMePower, Corporation

2.  Resident Agent Name

and Street Address:    LaVonne Frost

711 S. Carson Street, Suite 1, Carson City, Nevada 89701

3.  Shares:                Number of shares with par value: 10,000,000 Par value: .000001

Number of shares without par value: 0

4.  Names, Addresses, Number of Board of

Directors/Trustees:    The First Board of Directors/Trustees shall consist of

1 members whose names and addresses are as follows:

1. Richard M. Muller

9305-C West 80th Place, Arvada, Colorado 80005

2.

5.  Purpose:               The purpose of this Corporation shall be:

6.  Other Matters:         Number of additional pages attached: 0

7.  Names, Addresses and Signatures of

Incorporators:         Richard M. Muller              /S/ RICHARD M. MULLER

9305-C West 80th Place, Arvada, Colorado 80005

8.  Certificate of Acceptance of Appointment of

Resident Agent:        I, LaVonne Frost, hereby accept appointment as

Resident Agent for the above named corporation.

/S/ LAVONNE FROST            JUNE 7, 2001